Exhibit 99.1

Aratana Therapeutics Acquires Okapi Sciences NV

Adds to European presence and expands product portfolio

Aratana to Host Conference Call Monday, January 6, 2014, at 8:00 a.m. Eastern Time

KANSAS CITY, KS, January 6, 2014 — Aratana Therapeutics, Inc. (NASDAQ: PETX), a biopharmaceutical company focused on the licensing, development and commercialization of innovative medications for pets, today announced, that it has acquired Okapi Sciences NV, a Belgium-based company with a proprietary pet therapeutics antiviral platform and five clinical/development stage candidates for treating important viral diseases. The strategic acquisition of Okapi further enhances Aratana’s leadership position in pet therapeutics by bringing with it a unique combination of individuals, strong relationships with academic institutions, novel technologies and products, and favorable geographic location. Aratana plans to continue to advance the current Okapi pipeline of high value antiviral drugs, including its feline herpes and feline immunodeficiency virus franchises.

Okapi’s lead antiviral product candidate is being developed as a treatment of ocular disease caused by feline herpes virus in cats and is poised to become the world’s first antiviral small molecule therapeutic developed specifically for veterinary use. If approved, Aratana plans to commercialize the product in certain territories under an existing development and commercialization agreement with Novartis Animal Health. Okapi’s current pipeline also includes a product for the treatment of feline immunodeficiency virus as well as additional antiviral and oncology products for both cats and dogs.

Viral infections are very common in pets, affecting millions of cats and dogs. Currently there are no approved species-specific antiviral drugs available on the market to treat the numerous infectious diseases that threaten pets. Typically only symptoms, rather than the underlying disease, are being treated.

Steven St. Peter, M.D., President and Chief Executive Officer of Aratana, stated, “We are excited to complete this strategic acquisition, which significantly expands our European presence and broadens and diversifies our portfolio. We will continue to nurture the relationships Okapi has forged with leading universities in Europe such as KU Leuven. This transaction reiterates Aratana’s commitment to advancing innovative molecules and bringing them to market to improve the lives of pets.”

Erwin Blomsma, Ph.D., co-founder and former CEO of Okapi Sciences NV, has joined Aratana as its Vice President and will serve as General Manager of Okapi Sciences NV. Dr. Blomsma stated, “We view this transaction as an important next stage in bringing our molecules closer to the market, which will benefit pets in need world-wide. We are excited to be welcomed into a growing and dynamic pet therapeutics company that shares our philosophy regarding elevating the standard of care for our pets.”

Under the terms of the stock purchase agreement for the Okapi Sciences acquisition, Aratana paid to Okapi Sciences’ equity holders at the closing approximately €10.3 million in cash and issued a promissory note for €11 million with a maturity date of December 31, 2014, subject to mandatory prepayment in the event of an equity financing, and agreed to pay an additional €12 million in cash or shares of common stock calculated in the manner specified in the purchase agreement within 90 days, subject to mandatory prepayment in cash in the event of an equity financing. In connection with the transaction, stockholders of Aratana owning approximately 13 million shares of common stock extended the restricted period under their existing lock-up agreements with the company through 5:00 p.m., Eastern Time, on February 12, 2014.

Investors and other interested participants may access the conference call by dialing +1 (877) 870-4263 (U.S./Canada) or +1 (412) 317-0790 (international). A live audio webcast will be accessible via the Investor Relations section of the Aratana website, http://aratana.investorroom.com.

A telephonic replay of the call will be available beginning approximately one hour after the conference call ends. Access numbers for this replay are +1 (877) 344-7529 (U.S./Canada) and +1 (412) 317-0088 (international); conference ID: 10038835. The webcast replay will remain available in the Investor Relations section of the Aratana web site for 14 days.

About Aratana Therapeutics

Aratana Therapeutics is a biopharmaceutical company focused on the licensing, development and commercialization of innovative medications for pets, or pet therapeutics. Aratana believes that it can leverage the investment in the human biopharmaceutical industry to bring therapeutics to pets in a capital and time efficient manner. Aratana’s strategy is to in-license proprietary compounds from human biopharmaceutical companies and to develop these product candidates into therapeutics specifically for use in pets. Aratana believes the development and commercialization of these therapeutics will permit veterinarians and pet owners to manage pets’ medical needs safely and effectively, resulting in longer and improved quality of life for pets. For more information, please visit www.aratana.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our expectations regarding the approval of products; the prospects for Okapi Sciences; the potential for Okapi’s lead antiviral product candidate to become the world’s first antiviral small molecule therapeutic developed specifically for veterinary use; expected future cash balance and liquidity; expectations regarding development programs, trials, studies, and approval; expectations regarding in-license initiatives and partnerships; and expectations regarding the Company’s plans and opportunities.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; our lack of commercial sales; our failure to obtain any necessary additional financing; our substantial dependence on the success of certain of our current compounds, AT-001, AT-002 and AT-003, the product candidates acquired in our Vet Therapeutics transaction and the antiviral compounds acquired in the Okapi Sciences transaction, which are still in development; our inability to identify, license, develop and commercialize additional product candidates; our inability to obtain regulatory approval for our existing or future product candidates; the lack of commercial success of our current or future product candidates; uncertainties regarding the outcomes of studies regarding our products; effects of competition; our failure to attract and keep senior management and key scientific personnel; our complete reliance on third-party manufacturers and third parties to conduct all our target animal studies and certain other development efforts; our lack of a sales organization; our significant costs of operating as a public company; our lack of effective internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our customers; impacts of generic products; unanticipated safety or efficacy concerns; our limited patents and patent rights; our failure to comply with our intellectual property license obligations; our infringement of third party patents and challenges to our patents or rights; our failure to comply with regulatory requirements; our failure to report adverse medical events related to our products; legislative or regulatory changes; the volatility of our stock price; our status as an “emerging growth company,” as defined in the JOBS Act; the potential for dilution if we sell shares of our common stock in future financings; the significant control over our business by our principal stockholders and management; the potential that a significant portion of our total outstanding shares could be sold into the market in the near future; effects of anti-takeover provisions in our charter documents and under Delaware law; and our intention not to pay dividends. These and other important factors discussed under the caption “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

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Contacts:

Tiberend Strategic Advisors, Inc.

Joshua Drumm, Ph.D. (investors)

jdrumm@tiberend.com; (212) 375-2664

Andrew Mielach (media)

amielach@tiberend.com; (212) 375-2694